UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023

ZIVO BIOSCIENCE, INC.
(Exact name of Registrant as Specified in Its Charter)

Nevada	000-30415	87-0699977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 East Long Lake Road, Suite 100, Bloomfield Hills, Michigan	48304
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 452-9866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIVO	The Nasdaq Stock Market
Warrants to purchase shares of Common Stock, par value $0.001 per share	ZIVOW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2023, Zivo Bioscience, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with the Company’s Chief Executive Officer (the “Subscriber”), pursuant to which the Company, in a private placement (the “Private Placement”), agreed to issue and sell to the Subscriber a 10% promissory note with a principal amount of $1 million (the “Note”) and a warrant (the “Warrant”) to purchase 390,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at an exercise price of $2.91.

The Note bears interest at a fixed rate of 10% per annum and requires us to repay the principal and accrued and unpaid interest thereon on October 2, 2023 (the “Maturity Date”), with an option to extend the Maturity Date an additional six months. There is no penalty on prepayment of the Note.

The Warrants is exercisable commencing on the date of issuance and expires on the three year anniversary of the issuance date. The exercise price and number of the shares of our common stock issuable upon exercising the Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described therein.

The foregoing summary descriptions of the Subscription Agreement, the Note and the Warrant do not purport to be complete and are qualified in their entirety by reference to the forms of the Note, the Warrant and the Subscription Agreement, which are attached as Exhibits 4.1, 4.2 and 10.1 hereto, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Private Placement described in Item 1.01 above, which description is hereby incorporated by reference into this Item 3.02, the Company has agreed to sell the Notes and the Warrants issued in the Private Placement to the Subscriber, an accredited investor, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company will rely on this exemption from registration based in part on representations made by the Subscriber. The net proceeds to the Company from the Private Placement will be used for general working capital. The Warrant has not been and will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto shall constitute an offer to sell or the solicitation of an offer to buy the Note, the Warrant, shares of Common Stock or any other securities of the Company.

Item 8.01 Other Events.

On April 5, 2023, the Company issued a press release regarding the Private Placement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Information contained on or accessible through any website reference in the press release is not part of, nor incorporated by reference in, this Current Report on Form 8-K, and the inclusion of such website address in this Current Report on Form 8-K by incorporation by reference of the press release is as inactive textual references only.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description

4.1	Note
4.2	Warrant
10.1	Subscription Agreement
99.1	Press Release, dated April 5, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.
By:	/s/ Keith Marchiando
Keith Marchiando
Chief Financial Officer

Date: April 5, 2023

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